Exhibit 10.17

AMENDMENT TO THE

EMPLOYEE SHARE PURCHASE RIGHTS AGREEMENT

This Amendment to the Employee Share Purchase Rights Agreement (the “Amendment”) has been entered into on the   th of May 2016 by and between:

(1)                                Pangaea Foods SPC for the account of Pangaea Foods (China) SP and BK AsiaPac Pte. Ltd. (BKAP) (collectively the “Shareholders”); and

(2)                                            , having residential address at                   and with PRC ID Card number                 (the “Employee”)

(each individually a “Party” and collectively the “Parties”).

WHEREAS:

(A)                              The Parties entered into an “Employee Share Purchase Rights Agreement” on the 1st of December 2015 (the “Agreement”).

(B)                              The Parties wish to amend the date from which the Agreement shall be deemed effective.

(C)                              Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1.                            The Parties hereby agree to amend Article 3 so that the share purchase right regarding the first 25% tranche shall be deemed to have been granted as of the 2nd of January 2016. For the avoidance of doubt, the exercise date of the remaining tranches shall be unaffected from such amendment.

2.                            All other terms and provisions of the Agreement shall remain the same.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives on the date first set forth above.

Pangaea Foods, SPC for the account of Pangaea Foods (China) SP

BK AsiaPac Pte. Ltd. (BKAP)

By:	By:

Name:	Name:
Title:	Title:

Employee:

Name:
Title: